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                                                                  EXHIBIT 10.058

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 30, 1999, by and among Allergy Superstore.com, Inc., a Delaware corporation, with headquarters located at 4405 International Blvd., Norcross, Georgia (the "COMPANY"), BioShield Technologies, Inc, a Georgia corporation located at 4405 International Blvd., Norcross, Georgia ("BSTI ")and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" or collectively "BUYERS").

         WHEREAS:

         A. The Company, BSTI, and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D ("REGULATION D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate amount of up to 3,218,884 shares of common stock of the Company, par value $0.001 per share (such shares referred to herein as the "COMMON STOCK"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

         C. Contemporaneously with the execution and delivery of this Agreement, BSTI and the Buyers hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit "A" (the "BSTI REGISTRATION RIGHTS AGREEMENT") pursuant to which BSTI has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         D. Contemporaneously with the execution and delivery of this Agreement, the Company and Buyers hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit "B" (the "COMPANY REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and rules and regulations promulgated thereunder and applicable state securities laws; and

         E. The holders of the Common Stock will receive stock purchase warrants (the "WARRANTS") to acquire the Common Stock substantially in the form attached as Exhibit "C."

         NOW THEREFORE, the Company, the Buyer, and BSTI hereby agree as follows:

         1.     PURCHASE AND SALE OF COMMON STOCK.

                a. Purchase of Common Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate principal amount of 3,218,884 shares of Common Stock and Warrants for an aggregate purchase price of

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         $15,000,000 (the "PURCHASE PRICE"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING").

                  b. Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time, within five
         (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Sims Moss Kline & Davis LLP, 400 Northpark Town Center, Suite 310, 1000 Abernathy Road, N.E., Atlanta, Georgia 30328.

                  c. Form of Payment. On the Closing Date, (i) each Buyer shall pay his portion of the Purchase Price to the Company for the Common Stock to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer certificates representing such Common Stock and Warrants that such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "CERTIFICATES").

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer is acquiring the Common Stock and Warrants and any shares of Common Stock issuable upon exercise thereof ("WARRANT SHARES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Common Stock, Conversion Shares (as defined in Section 8 hereof), Warrants, or Warrant Shares for any minimum or other specific term and reserves the right to dispose of Common Stock or Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Notwithstanding anything contained herein to the contrary, each Buyer agrees to enter into any contractual lock-up agreements with respect to the Common Stock, Warrants, Warrant Shares, or Conversion Shares that may be required by the Company's underwriters in connection with an underwritten public offering of the Company's common stock or other securities or any public offering of the Conversion Shares or other securities of BSTI.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.


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                  c. Reliance on Exemptions. Such Buyer understands that the
         Common Stock, Conversion Shares, Warrants, and Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and BSTI and materials relating to the offer and sale of the Common Stock which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and BSTI. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's or BSTI's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Common Stock, Conversion Shares, Warrants, and Warrant Shares involve a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock, Conversion Shares, Warrants, and Warrant Shares.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock, Conversion Shares, Warrants, and Warrant Shares, or the fairness or suitability of the investment in the Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock and Warrants.

                  f. Transfer or Resale. Such Buyer understands that: (i) the Common Stock and Warrants have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) other than the

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         Company Registration Rights Agreement and the BSTI Registration Rights
         Agreement (collectively, the "REGISTRATION RIGHTS AGREEMENTS"), neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Common Stock, Conversion Shares, Warrants, and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Stock, Conversion Shares, Warrants and Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the Common Stock, Conversion Shares, or Warrant Shares is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Common Stock, Conversion Shares, Warrants, or Warrant Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Common Stock, Conversion Shares, Warrants, or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  h. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization,


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         moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.



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         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BSTI.

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company, BSTI , and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company, BSTI and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, BSTI and its subsidiaries taken as a whole.

                  b. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and BSTI each have the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Common Stock, Conversion Shares, Warrants, and Warrant Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreements and any related agreements by the Company and BSTI and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Stock and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof as provided in Section 8 hereof, have been duly authorized by each of the Company's and BSTI's Board of Directors and no further consent or authorization is required by each of the Company, BSTI, its respective Board of Directors, or its respective stockholders, (iii) this Agreement and the Registration Rights Agreements and any related agreements have been duly executed and delivered by the Company and BSTI, and (iv) this Agreement, the Registration Rights Agreements and any related agreements constitute the valid and binding obligations of the Company and BSTI enforceable against the Company and BSTI in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof 30,000,000 shares were issued and outstanding, and no series of preferred stock or debentures or notes were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no


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         outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Company Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Stock or the Conversion Shares as described in this Agreement. The Company has furnished to or made available to Buyer, via the SEC Edgar site, true and correct copies of BSTI's filings with the U.S. Securities and Exchange Commission (the "SEC DOCUMENTS"), the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Common Stock are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Common Stock. The Conversion Shares issuable upon conversion of the Common Stock have been duly authorized and reserved for issuance by BSTI. The Warrants and Warrant Shares, and upon exchange of the Common Stock into Conversion Shares as provided in Section 8 of this Agreement, the Warrant Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of BSTI and the Company, respectively.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and BSTI and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences, and rights of any outstanding series of preferred stock of the Company or BSTI or by-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, BSTI, or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company, BSTI, or any of its subsidiaries or by which any

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         property or asset of the Company, BSTI, or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company, BSTI nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, BSTI, or its subsidiaries. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Company Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company and BSTI is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company, BSTI, and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  f. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company , BSTI, or any of its subsidiaries, threatened against or affecting the Company, the Common Stock, BSTI, or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company or BSTI to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company, BSTI, and its subsidiaries taken as a whole.

                  g. Acknowledgment Regarding Buyer's Purchase of Common Stock. The Company and BSTI acknowledge and agree that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or BSTI (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Common Stock. The Company and BSTI further represent to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company, BSTI, and its representatives.

                  h. No General Solicitation. Neither the Company, BSTI, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation

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         or general advertising (within the meaning of Regulation D under the
         1933 Act) in connection with the offer or sale of the Common Stock, Conversion Shares, Warrants, or Warrant Shares.

                  j. No Integrated Offering. Neither the Company, BSTI , nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Stock, the Conversion Shares, the Warrants or Warrant Shares under the 1933 Act or cause this offering of Common Stock or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

                  k. Employee Relations. Neither the Company, BSTI, nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, BSTI, or any of its subsidiaries, is any such dispute threatened. None of the Company's, BSTI's or its subsidiaries' employees is a member of a union and the Company, BSTI, and its subsidiaries believe that their relations with their employees are good.

                  l. Intellectual Property Rights. The Company, BSTI, and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's or BSTI's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate, in the near future. The Company, BSTI and its subsidiaries do not have any knowledge of any infringement by the Company, BSTI or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's or BSTI's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company, BSTI and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  m. Environmental Laws. The Company, BSTI, and its subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL

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         LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

                  n. Title. The Company, BSTI and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, BSTI, and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, BSTI, and its subsidiaries. Any real property and facilities held under lease by the Company, BSTI, and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, BSTI, and its subsidiaries.

                  o. Insurance. The Company, BSTI, and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company and believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor BSTI any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor BSTI or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, BSTI and its subsidiaries, taken as a whole.

                  p. No Materially Adverse Contracts, Etc. Neither the Company, BSTI, nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's or BSTI's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, BSTI, or its subsidiaries. Neither the Company nor BSTI or any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, BSTI, or its subsidiaries.

                  q. Tax Status. Except as set forth on Schedule 3(u), the Company, BSTI, and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company, BSTI, and each of its subsidiaries has set aside on

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         its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and BSTI know of no basis for any such claim.

                  r. Certain Transactions. Except as set forth on Schedule 3(v) and in BSTI's SEC Documents and except for arm's length transactions pursuant to which the Company and BSTI make payments in the ordinary course of business upon terms no less favorable than the Company or BSTI could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company or BSTI is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or BSTI, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  s. Dilutive Effect. BSTI understands and acknowledges that the number of Conversion Shares issuable upon exchange of the Common Stock will increase in certain circumstances. BSTI further acknowledges that its obligation to issue Conversion Shares upon exchange of the Common Stock in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of BSTI.

                  t. Fees and Rights of First Refusal. Neither the Company nor BSTI is obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

                  u. Shareholder Approval. BSTI covenants to submit to its, shareholders at its next shareholder meeting a proposal for ratification of the issuance of the Conversion Shares, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction.

         4.       COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  b. Form D. The Company agrees to file a Form D with respect to the Common Stock and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Stock and the Conversion Shares for, or obtain exemption for the Common Stock and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Company Registration Rights Agreement) may sell all of the Common Stock without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Common Stock is outstanding (the "REGISTRATION PERIOD"), the Company, once it becomes a reporting company pursuant to the Securities Exchange Act of 1934, as amended, shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e. Financial Information. The Company agrees to send the following to each Buyer once it becomes a reporting company pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended, upon the effective date of its filing on Form 10 or S-1, during the Registration
         Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (ii) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

                  f. Reservation of Shares. BSTI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of common stock needed to provide for the issuance of the Conversion Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

                  g. Listings. Once the Company becomes a reporting company pursuant to the 1934 Act, the Company shall use its best efforts promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Company Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

                  h. Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreements. The placement fees of J.P. Carey Securities, Inc. and Greenfield Capital Partners, LLC shall be paid for by the Company at Closing.

                  i. Corporate Existence. So long as any Common Stock remain outstanding, the BSTI shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of BSTI's assets or any similar transaction or related transactions (each such transaction, a "SALE OF BSTI") except if the surviving or successor entity in such transaction (i) expressly assumes, in writing, BSTI's obligations hereunder and under the BSTI Registration Rights Agreement, and any other agreements and instruments entered into or delivered by the Company in connection herewith and
         (ii) is a publicly traded corporation whose Common Stock is listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, or the NASDAQ Small Cap, National Market or Electronic Bulletin Board.

                  (j) No Short Sales of the Common Stock. So long as a Buyer or any of its affiliates beneficially owns any Common Stock, each Buyer and its affiliates shall not directly or indirectly engage in any short sales or third party short sales of the Common Shares or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 under the 1934 Act).

                  (k) Limitation on Short Sales of Conversion Shares. Buyer and its affiliates shall not engage in short sales of the Conversion Shares; provided, however, that any holder may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Conversion Shares to be issued pursuant to an Exchange Notice after it delivers an Exchange Notice with respect to such Conversion Shares to be issued pursuant to an Exchange Notice so long as such sales or arrangements do not involve more than the number of such Conversion Shares to be issued pursuant to an Exchange Notice (determined as of the date of such Exchange Notice). Buyer and its affiliates agree to provide to BSTI upon written request from time to time its securities trading records in order to demonstrate that it has complied with this Section 4(k).

         5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Common Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. The Buyer shall have executed this Agreement and the Registration Rights Agreements and delivered the same to the Company.

                  b. The Buyer shall have delivered to the Company the Purchase Price for the Common Stock being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

         6.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The obligation of the Buyer hereunder to purchase the Common Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

                  a. The Company and BSTI shall have executed this Agreement, the Company shall have executed the Company Registration Rights Agreement and BSTI shall have executed the BSTI Registration Rights Agreement, and delivered the same to the Buyer.

                  b. The representations and warranties of the Company and BSTI shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and BSTI shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of each of the Company and BSTI, each dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  c. The Buyer shall have received the opinion of the Company's and BSTI's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of Exhibit "D" attached hereto.

                  d. The Company and BSTI shall have executed and delivered to the Buyer the Certificates (in such denominations as the Buyer shall request) for the Common Stock and Warrants being purchased by the Buyer at the Closing.

                  e. The Board of Directors of the Company and BSTI shall have adopted the resolutions in substantially the form of Exhibit "E" attached hereto.

                  f. As of the Closing Date, BSTI shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of the Common Stock for the Conversion Shares as provided in Section 8 herein, such number of Conversion Shares equal to or greater than 100% of the number of shares which are issuable upon conversion of all of the Common Stock which could be issued under this Agreement.

                  g. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered and acknowledged in writing by the BSTI's transfer agent.

                  h. Timothy C. Moses and Jacques Elfersy shall have delivered the voting proxies substantially in the form attached hereto as Exhibit "F."

         7.       INDEMNIFICATION.

         In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company and BSTI jointly and severally shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the

Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or BSTI in this Agreement, the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares or the Registration Rights Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company or BSTI contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock and Warrants or the status of the Buyer or holder of the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares, as an investor in the Company or BSTI. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company and BSTI shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         8.       EXCHANGE OF COMMON STOCK INTO CONVERSION SHARES

                  (a) Exchange Right. Subject to the provisions of Sections 9, 10, 12, and 13 herein, in the event that the Company has not consummated an initial public offering of its Common Stock, at any time or times after June 30, 2000, (the "EXCHANGE COMMENCEMENT DATE"), any holder of Common Stock shall be entitled to exchange any Common Stock into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 8(f) below) of Conversion Shares (the "EXCHANGE RIGHT"), at the Exchange Rate (as defined below); provided, however, that in no event shall any holder be entitled to (i) exchange Common Stock into Conversion Shares in excess of that number of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of Conversion Shares beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion or (ii) exchange more than 10% of the total number of Conversion Shares issued to such holder into Conversion Shares (or any successor or assign) pursuant to this transaction in any thirty (30) day period commencing on the Exchange Commencement Date and any succeeding thirty (30) day period thereafter. For purposes of the foregoing proviso, the aggregate number of shares of Conversion Shares beneficially owned by the holder and its affiliates shall include the number of shares of Conversion Shares issuable upon exchange of the Common Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Conversion Shares which would be issuable upon (i) exchange of the remaining, non-exchanged Common Stock beneficially owned by the holder and its affiliates beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  (b) Exchange Rate. The number of shares of Conversion Shares issuable after the Exchange Commencement Date upon exchange of each share of the Common Stock pursuant to Section 8(a) shall be determined according to the following formula (the "EXCHANGE RATE"):

                          (ISSUE PRICE PER SHARE)(1.25)
                          -----------------------------
                                  EXCHANGE PRICE

                  Notwithstanding anything contained herein to the contrary, unless this transaction has been approved by the shareholders of BSTI in accordance with Georgia law, then as long as the Common Stock of BSTI is listed on the NASDAQ National Market or the NASDAQ Small Cap Market, BSTI shall not issue Conversion Shares upon exchange of Common Stock which would equal or exceed twenty percent (20%) of the issued and outstanding Common Stock of BSTI on the date of issuance of the Common Stock or such lesser amount as determined on a pro-rata basis based upon the number of Common Stock issued.

                  For purposes of this Section 8, the following terms shall have the following meanings:

                                    (i) "EXCHANGE DATE" shall mean the Trading
                           Day that an Exchange Notice is deemed delivered pursuant to Section 8(e);

                                    (ii) "EXCHANGE PRICE" means the Average
                           Market Price for the Conversion Shares for the twenty
                           (20) consecutive Trading Days immediately following the Exchange Date;

                                    (iii) "AVERAGE MARKET PRICE" means, with
                           respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                                    (iv) "CLOSING" shall mean one of the closing
                           of an exchange of Common Stock for Conversion Shares pursuant to Section 8.

                                    (v) "CLOSING DATE" shall mean with respect
                           to a closing, the twentieth Trading Day following the Exchange Date related to such closings or such earlier date as BSTI and the holder shall agree.

                                    (vi) "CLOSING BID PRICE" means, for any
                           security as of any date, the last closing bid price on the Nasdaq National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

                                    (vii) "CONVERSION SHARES" shall mean those
                           shares of common stock of BSTI, no par value, issuable pursuant to an exchange of Common Stock pursuant to Section 8 of this Agreement.

                                    (viii) "ISSUANCE DATE" means the date of
                           issuance of the Common Stock as described herein.

                                    (ix) "ISSUE PRICE PER SHARE" shall mean
                           $4.67 (as adjusted for stock splits and similar events of the Company).

                                    (x) "PRINCIPAL MARKET" shall mean the Nasdaq
                           National market, the NASDAQ SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever at the time is the principal trading exchange or market for the Conversion Shares.

                                    (xi) "TRADING DAY" shall mean any day during
                           which the Principal Market shall be open for business.

                  (c) Dispute Resolution. In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Exchange Rate, BSTI shall promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of the Closing Date. If such holder and BSTI are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then BSTI shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Exchange Rate to its independent, outside accountant. BSTI shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify BSTI and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The person or persons entitled to receive Conversion Shares issuable upon a conversion of Common Stock shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date.

                  (d) Adjustment to Exchange Price - Dilution and Other Events. In order to prevent dilution of the rights granted herein, the Exchange Price will be subject to adjustment from time to time as provided in this Section 8(d).

                           (i) Reorganization, Reclassification, Consolidation,
                  Merger, or Sale. Any recapitalization, reorganization reclassification, consolidation. merger, sale of all or substantially all of BSTI's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Conversion Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Conversion Shares is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, BSTI will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding) to insure that each of the holders of the Common Stock issued in connection with this transaction will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of such holder's Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Shares immediately theretofore acquirable and receivable upon the exchange of such holder's Common Stock had such Organic Change not taken place. In any such case, BSTI will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 8(d) and Section 8(e) below will thereafter be applicable to the Common Stock. BSTI will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than BSTI) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding), the obligation to deliver to each holder of Common Stock issued in connection with this transaction such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (ii)     Notices.

                                    (A) Immediately upon any adjustment of the
                           Exchange Price, BSTI will give written notice thereof to each holder of Common Stock issued in connection with this transaction, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (B) BSTI will give written notice to each
                           holder of Common Stock issued in connection with this transaction at least twenty (20) days prior to the date on which BSTI closes its books or takes a record
                           (I) with respect to any dividend or distribution upon the Conversion Shares, (II) with respect to any pro rata subscription offer to holders of Conversion Shares, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (C) BSTI will also give written notice to
                           each holder of Common Stock issued in connection with this transaction at least twenty (20) days prior to the date on which any Organic Change, dissolution, or liquidation will take place.

                  (e) Mechanics of Exchange of Common Stock into Conversion Shares.

                                    (i) Holder's Delivery Requirements. Such
                           notice exchanging Common Stock into Conversion Shares in accordance with this Section 8 by the holder (the "EXCHANGE NOTICE") shall (A) be delivered by facsimile to the Company and BSTI for receipt on or prior to 12:00 noon Eastern Standard Time or (B) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Standard Time on a Trading Day (the "EXCHANGE DATE") and (B) the holder shall surrender to a common carrier for delivery to BSTI as soon as practicable following such date, but in no event later than four
                           (4) Trading Days prior to a Closing Date, the original certificates representing the Common Stock being exchanged (or an indemnification undertaking with respect to such shares in the case of their loss, theft, or destruction) and the originally executed conversion notice.

                                    (ii) The Company and BSTI Response. Upon
                           receipt by the Company and BSTI of a facsimile copy of the Exchange Notice, the Company and BSTI shall send via facsimile, a confirmation of receipt of such Exchange Notice to such holder. Upon receipt by the Company of the Common Stock Certificates to be exchanged pursuant to an Exchange Notice, together with the originally executed Exchange Notice, BSTI or the transfer agent (as applicable) shall, within three (3) business days of each Closing Date (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Exchange Notice, a certificate, registered in the name of the holder or its designee, for the number of Conversion Shares to which the holder shall be entitled. In lieu of delivering physical certificates representing the Conversion Shares issuable in accordance with this
                           Section 8(e) and provided that the transfer agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of a holder, BSTI shall use its commercially reasonable efforts to cause the transfer agent to electronically transmit the applicable number of Conversion Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In addition, on or prior to such Closing Date, each of BSTI, the Company, and the holder shall deliver to the others all documents, instruments, and writings required to be delivered or reasonably requested by any of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

                                    (iii) Record Holder. The person or persons
                           entitled to receive the Conversion Shares issuable upon an exchange of Common Stock shall be treated for all purposes as the record holder or holders of such shares of Conversion Shares on the Exchange Date.

                                    (iv) BSTI's Failure to Timely Exchange. If
                           BSTI shall fail to issue to a holder on a Closing Date, a certificate for the number of shares of Conversion Shares to which such holder is entitled upon such holder's exchange of Common Stock, in addition to all other available remedies which such holder may pursue hereunder (including indemnification pursuant to Section 7 hereof), the Company shall pay additional damages to such holder on each day after the fifth (5th) Trading Day following the applicable Closing Date for which such exchange is not timely effected, an amount equal to 1.0% of the product of number of Conversion Shares not issued to such holder to which such holder is entitled by the Exchange Price for each calendar month until such exchange is made unless Buyer elects to enforce the terms of Section 11 herein.

                           (f) Fractional Shares. BSTI shall not issue any
                  fraction of a Conversion Share upon any exchange. All Conversion Shares (including fractions thereof) issuable upon conversion of more than one share of Common Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a Conversion Share. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of its Conversion Share, BSTI shall round such fraction of a Conversion Share up or down to the nearest whole share.

         (9)      CASH PAYMENT OPTION BY BSTI.

         In lieu of issuing the Conversion Shares in accordance with an Exchange Notice, BSTI shall have the right, in its sole discretion, to pay to the holder of the Common Stock an amount equal to $5.825 for each share of Common Stock so exchanged (as adjusted for stock splits and similar events of the Company) ("CASH OUT PRICE"). The Company shall pay the Cash Out Price to that Holder within seven (7) Trading Days following the receipt by the Company and BSTI of an Exchange Notice.

         (10)     COMPANY'S RIGHT TO REDEEM AT ITS ELECTION.

                  (a) At any time, the Company shall have the right, in its sole discretion, to redeem ("REDEMPTION AT COMPANY'S ELECTION"), from time to time, any or all of the Common Stock; provided (i) the Company shall first provide no more than seven (7) Trading Days and no less than one
         (1) Trading Day advance written notice as provided in subparagraph 10(a)(ii) below, and (ii) that the Company shall only be entitled to redeem Common Stock having an aggregate Stated Value (as defined above) of at least Five Hundred Thousand Dollars ($500,000). If the Company elects to redeem some, but not all, of the Common Stock, the Company shall redeem a pro-rata amount from each Holder of the Common Stock.

                                    (i) Redemption Price At Company's Election.
                           The "REDEMPTION PRICE AT COMPANY'S ELECTION" shall be calculated as $5.825 (as adjusted for stock splits and similar events of the Company).

                                    (ii) Mechanics of Redemption at Company's
                           Election. The Company shall effect each such redemption by giving no more than seven (7) Trading Days and no less than one (1) Trading Day prior written notice ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") to (A) the Holders of the Common Stock selected for redemption at the address and facsimile number of such Holder appearing in the Company's Common Stock register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) Trading Days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Common Stock that have been selected for redemption,
                           (ii) the date which such redemption is to become effective (the "DATE OF REDEMPTION AT COMPANY'S ELECTION"), and (iii) the applicable Redemption Price At Company's Election, as defined in subsection
                           (a)(i) above.

                           (b) Company Must Have Immediately Available Funds or
                  Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 10(a) unless it has:

                                    (i) the full amount of the redemption price
                           in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

                                    (ii) immediately available credit
                           facilities, in the full amount of the redemption price with a bank or similar financial institution, or

                                    (iii) an agreement with a standby
                           underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

                                    (iv) a combination of the items set forth in
                           (i), (ii), and (iii) above, aggregating the full amount of the redemption price.

                           (c) Payment of Redemption Price. Each Holder
                  submitting Common Stock being redeemed under this Section 10 shall send their Common Stock Certificates to be redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election.

         (11)     INABILITY TO FULLY EXCHANGE.

                  (a) Holder's Option if BSTI Cannot Fully Exchange. If at any time after the Exchange Commencement Date, upon the Company's and BSTI's receipt of an Exchange Notice, BSTI does not issue shares which are registered for resale under the BSTI Registration Statement within five (5) business days of the time required for any reason or for no reason, including, without limitation, because BSTI (x) does not have a sufficient number of Conversion Shares authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over BSTI or its securities, including without limitation The Nasdaq Stock Market, Inc. from issuing all of the Conversion Shares which is to be issued to a holder of Common Stock pursuant to an Exchange Notice or (z) fails to have a sufficient number of Conversion Shares registered and eligible for resale under the BSTI Registration Statement, then BSTI shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Exchange Notice and pursuant to Section 8(e) above and, with respect to the unconverted Common Stock, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under this Agreement (including indemnification under Section 7 thereof), under the BSTI Registration Rights Agreement, at law or in equity, elect to:

                           (i) require BSTI to redeem from such holder those
                  shares of Conversion Stock for which BSTI is unable to issue Conversion Shares in accordance with such holder's Exchange Notice ("MANDATORY REDEMPTION") at a price per share of Common Stock (the "MANDATORY REDEMPTION PRICE") equal to $5.825 (as adjusted for stock splits or similar events of the Company;

                           (ii) require BSTI to issue restricted shares of
                  Common Stock in accordance with such holder's Exchange Notice and pursuant to Section 8(e) above, if BSTI's inability to fully exchange Common Stock is pursuant to its inability to deliver Conversion Shares registered pursuant to the 1933 Act; or

                           (iii) void its Exchange Notice and retain or have
                  returned, as the case may be, the unexchanged Common Stock that were to be exchanged pursuant to such holder's Exchange Notice.

                  (b) Mechanics of Fulfilling Holder's Election. BSTI shall send via facsimile to a holder of Common Stock, upon receipt of a facsimile copy of an Exchange Notice from such holder which cannot be fully satisfied as described in Section 11(a) above, a notice of BSTI's inability to fully satisfy such holder's Exchange Notice (the "INABILITY TO FULLY EXCHANGE NOTICE"). Such Inability to Fully Exchange Notice shall indicate (i) the reason why BSTI is unable to fully satisfy such holder's Exchange Notice, (ii) the number of shares of Common Stock which cannot be exchanged, and (iii) the Mandatory Redemption Price. Such holder must, within five (5) Trading Days of receipt of such Inability to Fully Exchange

         Notice, deliver written notice via facsimile to BSTI ("NOTICE IN RESPONSE TO INABILITY TO EXCHANGE") of its election pursuant to Section 11(a) above.

                  (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 11(a) above, BSTI shall pay the Mandatory Redemption Price in cash to such holder within thirty
         (30) days of BSTI's receipt of the holder's Notice in Response to Inability to Exchange (the "MANDATORY REDEMPTION PRICE DEADLINE"). If BSTI shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 11(c) (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate), such unpaid amount shall bear interest at the rate of 1% for the first month and a rate of 2.0% per month thereafter (prorated for partial months) until paid in full. Following the Mandatory Redemption Price Deadline, until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those shares of Common Stock for which the full Mandatory Redemption Price has not been paid and receive back such shares of Common Stock.

                  (d) Pro-rata Exchange and Redemption. In the event the Company and BSTI each receives an Exchange Notice from more than one holder of Common Stock on the same day and BSTI can exchange and redeem some, but not all, of the Common Stock pursuant to this Section 11, BSTI shall exchange and redeem from each holder of Common Stock electing to have Common Stock exchanged and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of shares of Common Stock held by such holder relative to the number of shares of Common Stock outstanding, pursuant to this Agreement) of all Common Stock being exchanged and redeemed at such time.

         12. ONE-TIME RIGHT TO SUSPEND EXCHANGE RIGHT OR EXCHANGE COMMON STOCK INTO CONVERSION SHARES.

         Notwithstanding anything contained herein to the contrary, BSTI shall have the one-time right, without payment or penalty of any kind, for a period of thirty (30) days from the date written notice is given to the holders of Common Stock, to suspend the Exchange Right in the event that the Company has received a letter of intent by the Exchange Commencement Date from a reputable investment banking firm to underwrite the public offering of the Company's common stock or other securities ("PUBLIC OFFERING"), and the Public Offering has not occurred by the Exchange Commencement Date due to market conditions as determined by such underwriter.

         13. SUSPENSION OF EXCHANGE RIGHT UPON REGISTRATION OF COMMON STOCK OF THE COMPANY UNDER THE 1934 ACT.

         Notwithstanding anything contained herein to the contrary, so long as
(i) the Company becomes and remains a reporting company under the 1934 Act, (ii) the Company has its Form 8A declared effective by the SEC, and (iii) the trading price of the Common Stock as reported by

Bloomberg on its principal exchange or trading market remains equal to or greater than $6.19 per share, the holders of the Common Stock shall have no Exchange Right.

         14.      REISSUANCE OF CERTIFICATES.

         In the event of an exchange or redemption pursuant to this Agreement of less than all of the Common Stock represented by a particular Common Stock certificate, the Company shall promptly cause to be issued and delivered, to the holder of such Common Stock, a Common Stock certificate representing the remaining shares of Common Stock which have not been so exchanged or redeemed.

         15.      TRANSFER AGENT INSTRUCTIONS.

         BSTI shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Common Stock (the "Irrevocable Transfer Agent Instructions"), except as provided in Sections 9, 10, 11, 12, and 15 herein. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company and BSTI warrant that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 15, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of such shares under the 1933 Act) will be given by the Company or BSTI to its transfer agent and that the Common Stock and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company and BSTI as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 15 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Common Stock or Conversion Shares. If the Buyer provides the Company and BSTI with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer of any of the Common Stock or Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, BSTI shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company and BSTI acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and BSTI acknowledge that the remedy at law for a breach of its obligations under this Section 15 will be inadequate and agrees, in the event of a breach or threatened breach by the Company or BSTI of the provisions of this Section 15, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         16.      CONFIDENTIALITY.

                  a. Nondisclosure. As much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company, BSTI or its subsidiaries, each Buyer covenants for itself, and, as applicable, for its directors, officers, affiliates and partners, that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives. Notwithstanding the foregoing, if a Buyer is advised by such counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order, then they may disclose or deliver such information or other after giving written notice to the Company and BSTI of such requirements. For purposes of this Section 10a., "due care" means at least the same level of care that a Buyer would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                  b. Possession of Material, Non-Public Information. To the extent that any of the information furnished by the Company or BSTI to the Buyers hereof would constitute material, nonpublic information for purposes of the Exchange Act, Buyers agree not to engage in any purchase or sale of securities while in possession of such information and prior to the time that such information is made generally known to the public and Buyers agree to use due care to prevent their officers, directors, partners, employees, counsel and other representatives, who have been given access to such material, nonpublic information, from engaging in any such purchase or sale during such period.

         17.      GOVERNING LAW: MISCELLANEOUS.

                  a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. Buyer may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against Company and BSTI. Company and BSTI acknowledges that upon any breach of Buyer's conversion rights hereunder, Buyer's resulting injury may not be adequately compensated by a remedy at law. Accordingly, upon such breach, Buyer, at its election and without limitation of its other remedies, shall be entitled to pursue a claim for specific performance of this Agreement, and Company and BSTI hereby waive the right to assert any defense thereto that Purchaser has an adequate remedy at law. The parties further agree that any action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (I) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  4405 International Blvd.
                  Suite B-109
                  Norcross, Georgia 30093

                  Telephone:        (770) 925-3432
                  Facsimile:        (410) 921-1062

         With a copy to:

                  Sims Moss Kline & Davis LLP
                  400 Northpark Town Center, Suite 310
                  1000 Abernathy Road
                  Atlanta, Georgia  30328
                  Attn: Raymond L. Moss, Esq.

                  Telephone:        (770) 481-7201
                  Facsimile:        (770) 481-7210

         If to the Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to the Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in
         Section 8, shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company, BSTI, and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  1. Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party-provided.

                  m. Independent Counsel. The parties to this Agreement acknowledge that Company and BSTI have received independent counsel from the law firm of Sims Moss Kline & Davis LLP which is acting as their counsel. Buyers have been advised by Sims Moss Kline & Davis LLP to seek independent advice with respect to the terms and conditions of this Agreement and any related agreements before signing them.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                          "COMPANY"
                                          ALLERGY SUPERSTORE.COM., INC.


                                          By:
                                             -----------------------------------
                                          Name:       Timothy C. Moses
                                          Its:        President


                                          BIOSHIELD TECHNOLOGIES, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          "BUYER"

                                          JACKSON, LLC


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                               SCHEDULE OF BUYERS



                                                                      NUMBER OF SHARES OF        NUMBER OF
BUYER'S NAME            ADDRESS AND FACSIMILE NUMBER OF BUYER            COMMON STOCK            WARRANTS
-------------          --------------------------------------         -------------------        ---------
                       c/o Citco Trustees (Cayman) Ltd.                    1,072,961              100,000
Jackson LLC            Corporate Centre, Windwood One
                       West Bay Road
                       P.O. Box 31106 SMB
                       Grand Cayman, Cayman Islands
                       facsimile: 345-945-7566

                                  SCHEDULE 3(C)

                                 CAPITALIZATION


         1. Options to purchase a total of 2,250,000 shares of Common Stock to each of Timothy Moses and Jacques Elfersy at $2.00 per share.

         2. Options to purchase thirty thousand shares of common stock at $2.00 each have been issued to five of the Board Members and four of the Medical Advisory Board Members of the Company, plus an option to purchase an additional 5,000 shares for each year of service thereafter.

                                  SCHEDULE 3(E)

                                    CONFLICTS


         None.

                                  SCHEDULE 3(H)

                                   LITIGATION

         None.

                                  SCHEDULE 3(I)

                              INTELLECTUAL PROPERTY

         None.

                                  SCHEDULE 3(N)

                                      LIENS


         None.

                                  SCHEDULE 3(U)

                                   TAX STATUS


         None.

                                  SCHEDULE 4(D)

                                 USE OF PROCEEDS



1.   Intercompany Debt Repayment                                   $   250,000.00
2.   Design, development of Allergy Superstore                     $ 2,250,000.00
3.   Increase staffing & costs related to new building             $ 1,150,000.00
4.   General & Administrative Expenses                             $ 2,500,000.00
5.   Marketing & Sales (advertising/promo)                         $ 2,500,000.00
6.   Branding Campaign                                             $ 1,500,000.00
7.   Web Server & Web Serving Tech                                 $   550,000.00
8.   State-of-the-art distribution center                          $ 2,500,000.00
9.   State-of-the-art e-commerce platform                          $   450,000.00
10.  Lease & Commissions                                           $ 1,350,000.00

              TOTAL                                                $15,000,000.00

                                   EXHIBIT "A"

                      (BSTI REGISTRATION RIGHTS AGREEMENT)




         (See tab 2 for executed document.)

                                   EXHIBIT "B"

                     (COMPANY REGISTRATION RIGHTS AGREEMENT)



         (See tab 3 for executed document.)

                                   EXHIBIT "C"

                               (WARRANT AGREEMENT)



         (See tab 4 for executed document.)

                                   EXHIBIT "D"

                      (BSTI AND COMPANY COUNSEL'S OPINION)



         (See tab 5 for executed document.)

                                   EXHIBIT "E"

                    (BSTI'S AND COMPANY'S BOARD RESOLUTIONS)




         (See tabs 6 and 7 for executed documents.)

                                   EXHIBIT "F"

                                (VOTING PROXIES)



         (See tab 8 for executed documents.)